AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2001
                                             REGISTRATION NO. 333-________
=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                        DAL-TILE INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

            DELAWARE                                     13-3548809
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                    Identification Number)

                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
                  (Address of principal executive offices)

                        DAL-TILE INTERNATIONAL INC.
              1990 STOCK OPTION PLAN (AS AMENDED AND RESTATED)
      (ALSO KNOWN AS THE 2000 AMENDED AND RESTATED STOCK OPTION PLAN)
                          (Full title of the plan)

                             JACQUES R. SARDAS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER
                         AND CHAIRMAN OF THE BOARD
                        DAL-TILE INTERNATIONAL INC.
                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
         (Name, address, and telephone number of agent for service)


                                               CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF SECURITIES              AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
           TO BE REGISTERED                 REGISTERED          PER SHARE         OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   2,425,000 shares (1)   $11.94 (2)       $28,954,500 (2)       $7,238.63 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   2,000,000 shares (1)   $12.63 (2)       $25,260,000 (2)       $6,315.00 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,881,619 shares (1)    $9.01 (2)       $16,953,387 (2)       $4,238.35 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,372,931 shares (1)    $9.01 (2)       $12,370,108 (2)       $3,092.53 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,064,000 shares (1)    $8.69 (2)        $9,246,160 (2)       $2,311.54 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,000,000 shares (1)   $13.89 (2)       $13,890,000 (2)       $3,472.5 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    286,000 shares  (1)   $15.06 (2)        $4,307,160 (2)       $1,076.79 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    100,000 shares  (1)    $8.81 (2)          $881,000 (2)         $220.25 (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  1,927,069 shares (1)    $15.93 (3)       $30,698,209 (3)       $7,674.40 (3)
===========================================================================================================================
TOTAL                                  12,056,619 shares         -               142,560,524          $35,639.99
===========================================================================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the amounts are calculated based upon the maximum price at which stock options covering the registered shares of Common Stock may be exercised.

(3) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, the amounts are calculated based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange Composite Tape on October 24, 2001.

                              EXPLANATORY NOTE

          This registration statement on Form S-8 (the "Registration Statement") is being filed in accordance with Instruction E of Form S-8 for the purpose of registering shares of common stock of Dal-Tile International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of non-qualified stock options granted under the Dal-Tile International Inc. 1990 Stock Option Plan, as amended and restated (the "Plan") such that the number of shares covered by the Registration Statement is 12,056,619.

                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENT BY REFERENCE

          Pursuant to Instruction E of Form S-8, the Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Company on January 21, 1999 (Registration No. 33-70879) (the "Original Registration Statement"), other than the last sentence of the paragraph under the heading Explanatory Note in the Original Registration Statement, which is not incorporated in this Registration Statement.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by Mark A. Solls, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Solls owns shares and options to purchase shares of Common Stock of the Company.

ITEM 8.   EXHIBITS

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

5.1 Opinion of Mark A. Solls as to the legality of the shares of Common Stock covered by the Registration Statement.*

23.1          Consent of Mark A. Solls (included in Exhibit 5.1).

23.2          Consent of Ernst & Young LLP.*

24.1          Powers of Attorney (included on the signature pages).

*    Filed herewith.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on October 25, 2001.

                           DAL-TILE INTERNATIONAL INC.


                           By:  /s/ Mark A. Solls
                                -------------------------------------------
                                Mark A. Solls
                                Vice President, General Counsel and Secretary


                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Solls, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any and all documents in connection therewith and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                  TITLE                              DATE
           ---------                                  -----                              ----
/s/ Jacques R. Sardas                                                               October 25, 2001
---------------------------------
Jacques R. Sardas                      President, Chief Executive Officer and
                                       Chairman of the Board of Directors
/s/ William C. Wellborn                                                             October 25, 2001
---------------------------------
William C. Wellborn                    Executive Vice President and Chief
                                       Financial Officer (Principal Financial
                                       and Accounting Officer)
/s/ Douglas D. Danforth                                                             October 25, 2001
---------------------------------
Douglas D. Danforth                    Director

/s/ John F. Fiedler                                                                 October 25, 2001
---------------------------------
John F. Fiedler                        Director

/s/ Vincent A. Mai                                                                  October 25, 2001
---------------------------------
Vincent A. Mai                         Director

/s/ Charles J. Pilliod, Jr.                                                         October 25, 2001
---------------------------------
Charles J. Pilliod, Jr.                Director

                             INDEX TO EXHIBITS
                             -----------------

EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
-----------                       ----------------------
   5.1 Opinion of Mark A. Solls as to the legality of the shares of Common Stock covered by the Registration Statement.*

   23.1          Consent of Mark A. Solls (included in Exhibit 5.1).

   23.2          Consent of Ernst & Young LLP.*

   24.1          Powers of Attorney (included on the signature pages).


*    Filed herewith.